Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2019 FINANCIAL RESULTS

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $137 Million, $0.32 Per Diluted Share; Full-Year 2019 GAAP Net Income Attributable to Common Stock of $561 Million, $1.30 Per Diluted Share Which Is an Increase of 21% Compared to Year-Ago Period

Fourth-Quarter “Core Earnings” Net Income Attributable to Common Stock of $142 Million, $0.33 Per Diluted Share; Full-Year 2019 “Core Earnings” Net Income Attributable to Common Stock of $547 Million, $1.27 Per Diluted Share Which Is an Increase of 19% Compared to Year-Ago Period

Private Education Loan Portfolio Totals $22.9 Billion, Up 13% From Year-Ago Quarter

Company Plans $3 Billion of Private Education Loan Sales to Fund Expected $600 Million in Share Repurchases in 2020

NEWARK, Del., Jan. 22, 2020 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2019 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Jan. 23, 2020, at 8 a.m. EST. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-356-5689 (USA and Canada) or 706-679-0623 (international) and use access code 6334858 starting at 7:45 a.m. EST. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Feb. 6, 2020, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 6334858.

A live audio webcast of the conference call, presentation slides and an infographic may be accessed at www.SallieMae.com/investors.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@SallieMae.com

Sallie Mae Reports Fourth-Quarter and Full-Year 2019 Financial Results

Fourth-Quarter GAAP Net Income Attributable to Common Stock of $137 Million, $0.32 Per Diluted Share; Full-Year 2019 GAAP Net Income Attributable to Common Stock of $561 Million, $1.30 Per Diluted Share Which Is an Increase of 21% Compared to Year-Ago Period

Fourth-Quarter “Core Earnings” Net Income Attributable to Common Stock of $142 Million, $0.33 Per Diluted Share; Full-Year 2019 “Core Earnings” Net Income Attributable to Common Stock of $547 Million, $1.27 Per Diluted Share Which Is an Increase of 19% Compared to Year-Ago Period

Private Education Loan Portfolio Totals $22.9 Billion, Up 13% From Year-Ago Quarter

Company Plans $3 Billion of Private Education Loan Sales to Fund Expected $600 Million in Share Repurchases in 2020

“We continue to help families establish a foundation for success through higher education and are taking tangible actions to position the franchise for long-term success. To ensure we are well positioned to invest in our customers and deliver shareholder value, we will focus our resources on key growth opportunities, providing high-quality private student loans and competitive financing for grad school.”

“Our 2020 outlook reflects continued momentum across our business and strong operational execution. In addition, our new share repurchase program underscores the Board and management’s confidence in the continued strength of the company. With an anticipated $3 billion in loan sales during the year, we will have ample capital to return capital to shareholders and invest in our business to drive growth.”

Raymond J. Quinlan, Chairman and CEO, Sallie Mae

Fourth-Quarter 2019 Highlights vs. Fourth-Quarter 2018 Highlights

•	Net interest income of $419 million, up 9%.

•	Private education loan originations of $717 million, down 2%.

•	Average private education loans outstanding of $23.2 billion, up 13.8%.

•	Average yield on the private education loan portfolio was 9.12%, down 22 basis points.

•	Private education loan provision for loan losses was $82 million, up from $39 million.

•	Private education loans in forbearance were 4.1% of private education loans in repayment and forbearance, up from 3.8%.

•	Private education loan delinquencies as a percentage of private education loans in repayment were 2.8%, up from 2.6%.

•	Personal loans outstanding of $984 million, down 12.8% from prior year.

•	Average yield on the personal loan portfolio was 12.39%, up 79 basis points.

•	Paid fourth-quarter common stock dividend of $0.03 per share and repurchased $9.6 million of common stock under the 2019 share repurchase program at an average price of $8.73 per share.

GAAP Diluted EPS	Non-GAAP “Core Earnings” Diluted EPS(1)	Private Education Loan Originations	Non-GAAP Operating Efficiency Ratio(2)	Total Education Loan Assets	Common Equity Tier 1 Risk-Based Capital Ratio
4Q19: $0.32 2019: $1.30	4Q19: $0.33 2019: $1.27	4Q19: $717 million 2019: $5.6 billion	4Q19: 33.6% 2019: 34.7%	Dec. 31, 2019: $23.7 billion	Dec. 31, 2019: 12.2%

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

The following are significant items or events that will affect the company’s performance in 2020.

2020 Share Repurchase Program*
    The company has been authorized to repurchase up to $600 million in common stock in 2020, under a new share repurchase program, which is effective immediately and expires on Jan. 21, 2022. Repurchases may occur from time to time and through a variety of methods, including open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, tender offers or other similar transactions.

Loan Sales*
     The company expects to sell approximately $3 billion in loans in 2020, dependent upon market conditions. The company expects to remain well capitalized during the phase-in of regulatory capital following the implementation of CECL (as defined below). Loan sales will allow the company to return excess capital to shareholders through share repurchases.

Adoption of CECL*
     On Jan. 1, 2020, the company adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”). CECL requires the company to measure its allowance for losses based upon the estimate of current expected credit losses, and will have a significant impact on diluted GAAP earnings per share and diluted “Core Earnings” per share as adjustments are made to the allowance for loan losses in future periods to reflect life-of-loan expected losses.
     CECL will have a material impact on how the company records and reports its financial condition and results of operations and on regulatory capital. The company’s first-quarter 2020 financial results will reflect a transition adjustment that is currently estimated to increase the allowance for loan losses by approximately $1.1 billion, increase the liability representing its off-balance sheet exposure for unfunded commitments by approximately $115 million, and increase the deferred tax asset by approximately $300 million, resulting in a cumulative effect adjustment currently estimated to reduce retained earnings by approximately $950 million. The Private Education Loan allowance for losses as a percentage of ending total Private Education Loan balance after the adoption of CECL is estimated to initially be approximately 6.7 percent. These adjustments will be refined and reflected in the company’s first-quarter 2020 financial results. The company has elected the three-year phase in for the initial impact of adopting CECL for regulatory capital adequacy purposes.

Discontinuation of Personal Loan Originations*
     The company discontinued new Personal Loan originations in the fourth quarter of 2019 to focus resources on core business strategic priorities and drive shareholder value and does not expect to originate or purchase Personal Loans in 2020. The company processed completed Personal Loan applications received by Dec. 15, 2019 and continues to provide Personal Loan customers with the high-quality service they have come to expect. At Dec. 31, 2019, the company held $1.0 billion in total originated and purchased Personal Loans.

Guidance*
     For 2020, the company expects the following, which includes the expected CECL impact on the provisions for credit losses:
•
Full-year diluted “Core Earnings” per share of $1.85 - $1.91.**
•
Full-year provisions for credit losses of $285 million - $305 million.
•
Full-year total portfolio net charge-offs of $275 million - $285 million.
•
Full-year Private Education Loan originations year-over-year growth of 6%.
•
Full-year non-interest expenses of $570 million - $580 million.
•
Full-year loan sales of approximately $3 billion to fund up to $600 million of share repurchases.

     Beginning in 2020, the company plans to evaluate management’s performance internally using a measure that starts with “Core Earnings” attributable to SLM Corporation common stock for a period, and further adjusting it by increasing it by the impact of the GAAP provisions for credit losses and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.

* See page 5 for a cautionary note regarding forward-looking statements.
** See “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly and Full Year Financial Highlights

	4Q 2019	3Q 2019	4Q 2018	2019	2018
Income Statement ($ millions)
Total interest income	$600	$590	$538	$2,331	$1,935
Total interest expense	181	185	155	708	522
Net interest income	419	405	383	1,623	1,413
Less: provisions for credit losses	98	99	58	354	245
Total non-interest income (loss)	(4)	17	13	49	(52)
Total non-interest expenses	142	154	146	574	557
Income tax expense	35	41	44	165	72
Net income	141	128	148	578	487
Preferred stock dividends	4	4	4	17	16
Net income attributable to common stock	137	124	143	561	472
“Core Earnings” adjustments to GAAP(1)	4	(2)	(5)	(15)	(1)
Non-GAAP “Core Earnings” net income attributable to common stock(1)	142	122	138	547	471

Ending Balances ($ millions)
Private Education Loans, net	$22,897	$22,856	$20,295	$22,897	$20,295
FFELP Loans, net	784	799	848	784	848
Personal Loans, net	984	1,062	1,128	984	1,128
Credit Cards, net	4	—	—	4	—
Deposits	24,284	22,629	18,943	24,284	18,943
-Brokered	13,809	12,542	10,295	13,809	10,295
-Retail and other	10,475	10,086	8,648	10,475	8,648

Key Performance Metrics
Net interest margin	5.41%	5.55%	6.11%	5.76%	6.10%
Yield - Total interest-earning assets	7.75%	8.09%	8.59%	8.27%	8.36%
-Private Education Loans	9.12%	9.30%	9.34%	9.32%	9.10%
-Personal Loans	12.39%	12.16%	11.60%	12.09%	11.08%
Cost of Funds	2.52%	2.75%	2.71%	2.72%	2.47%
Non-GAAP Operating Efficiency Ratio(2)	33.6%	36.6%	37.6%	34.7%	41.0%
Return on Assets (“ROA”)(3)	1.8%	1.7%	2.3%	2.0%	2.0%
Non-GAAP “Core Earnings” ROA(4)	1.8%	1.7%	2.2%	1.9%	2.0%
Return on Common Equity (“ROCE”)(5)	19.2%	18.0%	22.6%	20.7%	20.3%
Non-GAAP “Core Earnings” ROCE(6)	19.8%	17.7%	21.8%	20.1%	20.2%

Per Common Share
GAAP diluted earnings per common share	$0.32	$0.29	$0.33	$1.30	$1.07
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.33	$0.29	$0.31	$1.27	$1.07
Average common and common equivalent shares outstanding (millions)	425	427	440	431	440

Footnotes:

(1) Sallie Mae provides “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our non-GAAP operating efficiency ratio as the ratio of (a) the total non-interest expense numerator to (b) the net revenue denominator (which consists of the sum of net interest income, before provision for credit losses, and non-interest income, excluding any gains and losses on sales of loans and securities, net and the net impact of derivative accounting as defined in the “‘Core Earnings’ to GAAP Reconciliation” table in this press release). This ratio provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

(3) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(5) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(6) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties; the company’s 2020 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections for originations and earnings growth and balance sheet position; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 28, 2019) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for loan losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$5,563,877	$2,559,106
Investments:
Available-for-sale investments at fair value (cost of $485,756 and $182,325, respectively)	487,669	176,245
Other investments	84,420	55,554
Total investments	572,089	231,799
Loans held for investment (net of allowance for losses of $441,912 and $341,121, respectively)	24,667,792	22,270,919
Restricted cash	156,883	122,789
Other interest-earning assets	52,564	27,157
Accrued interest receivable	1,392,725	1,191,981
Premises and equipment, net	134,749	105,504
Income taxes receivable, net	88,844	41,570
Tax indemnification receivable	27,558	39,207
Other assets	29,398	48,141
Total assets	$32,686,479	$26,638,173

Liabilities
Deposits	$24,283,983	$18,943,158
Short-term borrowings	289,230	—
Long-term borrowings	4,354,037	4,284,304
Upromise member accounts	192,662	213,104
Other liabilities	254,731	224,951
Total liabilities	29,374,643	23,665,517

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 453.6 million and 449.9 million shares issued, respectively	90,720	89,972
Additional paid-in capital	1,307,630	1,274,635
Accumulated other comprehensive income (loss) (net of tax expense (benefit) of ($3,995) and $3,436, respectively)	(12,367)	10,623
Retained earnings	1,850,512	1,340,017
Total SLM Corporation stockholders’ equity before treasury stock	3,636,495	3,115,247
Less: Common stock held in treasury at cost: 32.5 million and 14.2 million shares, respectively	(324,659)	(142,591)
Total equity	3,311,836	2,972,656
Total liabilities and equity	$32,686,479	$26,638,173

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Interest income:
Loans	$577,087	$524,597	$2,249,169	$1,894,687
Investments	2,335	1,181	7,607	6,162
Cash and cash equivalents	21,044	12,435	74,256	34,503
Total interest income	600,466	538,213	2,331,032	1,935,352
Interest expense:
Deposits	141,769	116,195	547,746	389,349
Interest expense on short-term borrowings	2,493	1,156	6,193	5,833
Interest expense on long-term borrowings	37,103	37,995	153,778	127,106
Total interest expense	181,365	155,346	707,717	522,288
Net interest income	419,101	382,867	1,623,315	1,413,064
Less: provisions for credit losses	97,558	57,619	354,249	244,864
Net interest income after provisions for credit losses	321,543	325,248	1,269,066	1,168,200
Non-interest income (loss):
Gains on sales of loans, net	—	—	—	2,060
Losses on sales of securities, net	—	—	—	(1,549)
Gains (losses) on derivatives and hedging activities, net	(3,635)	6,238	17,825	(87)
Other income (loss)	(211)	6,446	31,102	(52,319)
Total non-interest income (loss)	(3,846)	12,684	48,927	(51,895)
Non-interest expenses:
Compensation and benefits	68,016	61,524	278,229	252,346
FDIC assessment fees	9,064	6,853	32,852	32,786
Other operating expenses	64,599	77,594	263,172	271,844
Total non-interest expenses	141,679	145,971	574,253	556,976
Income before income tax expense	176,018	191,961	743,740	559,329
Income tax expense	34,666	44,449	165,464	71,853
Net income	141,352	147,512	578,276	487,476
Preferred stock dividends	3,885	4,199	16,837	15,640
Net income attributable to SLM Corporation common stock	$137,467	$143,313	$561,439	$471,836
Basic earnings per common share attributable to SLM Corporation	$0.33	$0.33	$1.31	$1.08
Average common shares outstanding	421,346	435,586	427,292	435,054
Diluted earnings per common share attributable to SLM Corporation	$0.32	$0.33	$1.30	$1.07
Average common and common equivalent shares outstanding	425,042	440,264	430,674	439,681
Declared dividends per common share attributable to SLM Corporation	$0.03	$—	$0.12	$—

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income	$141,352	$147,512	$578,276	$487,476
Other comprehensive income (loss):
Unrealized gains (losses) on investments	547	3,335	7,993	(2,561)
Unrealized gains (losses) on cash flow hedges	9,799	(24,953)	(38,414)	11,907
Total unrealized gains (losses)	10,346	(21,618)	(30,421)	9,346
Income tax (expense) benefit	(2,530)	5,229	7,431	(2,333)
Other comprehensive income (loss), net of tax (expense) benefit	7,816	(16,389)	(22,990)	7,013
Total comprehensive income	$149,168	$131,123	$555,286	$494,489

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018

“Core Earnings” adjustments to GAAP:
GAAP net income	$141,352	$147,512	$578,276	$487,476
Preferred stock dividends	3,885	4,199	16,837	15,640
GAAP net income attributable to SLM Corporation common stock	$137,467	$143,313	$561,439	$471,836

Adjustments:
Net impact of derivative accounting(1)	5,818	(7,092)	(19,469)	(1,284)
Net tax expense (benefit)(2)	1,422	(1,722)	(4,758)	(312)
Total “Core Earnings” adjustments to GAAP	4,396	(5,370)	(14,711)	(972)

“Core Earnings” attributable to SLM Corporation common stock	$141,863	$137,943	$546,728	$470,864

GAAP diluted earnings per common share	$0.32	$0.33	$1.30	$1.07
Derivative adjustments, net of tax	0.01	(0.02)	(0.03)	—
“Core Earnings” diluted earnings per common share	$0.33	$0.31	$1.27	$1.07
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank, where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2019	2018	2019	2018

Provisions for credit losses	$97,558	$57,619	$354,249	$244,864
Total portfolio net charge-offs	(69,539)	(45,098)	(253,143)	(153,722)

Beginning in 2020, we plan to evaluate management’s performance internally using a measure that starts with “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.

Average Balance Sheets - GAAP
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2019		2018		2019		2018
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$23,202,502	9.12%	$20,391,032	9.34%	$22,225,473	9.32%	$19,282,500	9.10%
FFELP Loans	791,430	4.64	858,903	4.90	814,198	4.79	888,301	4.57
Personal Loans	1,108,960	12.39	1,165,432	11.60	1,141,503	12.09	900,152	11.08
Taxable securities	456,106	2.06	182,652	2.56	324,849	2.35	235,700	2.61
Cash and other short-term investments	5,191,653	1.61	2,254,767	2.19	3,693,245	2.01	1,844,404	1.88
Total interest-earning assets	30,750,651	7.75%	24,852,786	8.59%	28,199,268	8.27%	23,151,057	8.36%

Non-interest-earning assets	1,371,139		1,169,125		1,318,290		1,157,628

Total assets	$32,121,790		$26,021,911		$29,517,558		$24,308,685

Average Liabilities and Equity
Brokered deposits	$13,331,782	2.48%	$9,777,361	2.66%	$11,760,646	2.66%	$9,028,589	2.43%
Retail and other deposits	10,315,056	2.25	8,532,952	2.36	9,588,747	2.44	8,142,449	2.08
Other interest-bearing liabilities(1)	4,877,868	3.22	4,419,040	3.52	4,658,075	3.43	3,948,001	3.37
Total interest-bearing liabilities	28,524,706	2.52%	22,729,353	2.71%	26,007,468	2.72%	21,119,039	2.47%

Non-interest-bearing liabilities	355,351		379,361		392,173		461,327
Equity	3,241,733		2,913,197		3,117,917		2,728,319
Total liabilities and equity	$32,121,790		$26,021,911		$29,517,558		$24,308,685

Net interest margin		5.41%		6.11%		5.76%		6.10%
______

(1)
Includes the average balance of our unsecured borrowing, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings per Common Share
Basic earnings per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Numerator:
Net income	$141,352	$147,512	$578,276	$487,476
Preferred stock dividends	3,885	4,199	16,837	15,640
Net income attributable to SLM Corporation common stock	$137,467	$143,313	$561,439	$471,836
Denominator:
Weighted average shares used to compute basic EPS	421,346	435,586	427,292	435,054
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	3,696	4,678	3,382	4,627
Weighted average shares used to compute diluted EPS	425,042	440,264	430,674	439,681

Basic earnings per common share attributable to SLM Corporation	$0.33	$0.33	$1.31	$1.08

Diluted earnings per common share attributable to SLM Corporation	$0.32	$0.33	$1.30	$1.07

__________

(1)
Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.

(2)  For the quarters ended December 31, 2019 and 2018, securities covering no shares and less than 1 million shares, respectively, and for years ended December 31, 2019 and 2018, securities covering no shares and less than 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Loan Losses Metrics

	Allowance for Loan Losses
	Quarter Ended December 31, 2019
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Credit Cards	Total
Allowance for Loan Losses
Beginning balance	$1,689	$342,544	$70,173	$—	$414,406
Total provision	158	82,281	14,503	103	97,045
Net charge-offs:
Charge-offs	(214)	(57,621)	(20,362)	(1)	(78,198)
Recoveries	—	7,096	1,563	—	8,659
Net charge-offs	(214)	(50,525)	(18,799)	(1)	(69,539)
Ending Balance	$1,633	$374,300	$65,877	$102	$441,912
Allowance:
Ending balance: individually evaluated for impairment	$—	$186,697	$—	$—	$186,697
Ending balance: collectively evaluated for impairment	$1,633	$187,603	$65,877	$102	$255,215
Loans:
Ending balance: individually evaluated for impairment	$—	$1,581,966	$—	$—	$1,581,966
Ending balance: collectively evaluated for impairment	$783,306	$21,607,625	$1,049,007	$3,884	$23,443,822
Net charge-offs as a percentage of average loans in repayment (annualized)(1)	0.14%	1.24%	6.82%	0.17%
Allowance as a percentage of the ending total loan balance	0.21%	1.61%	6.28%	2.63%
Allowance as a percentage of the ending loans in repayment(1)	0.26%	2.23%	6.28%	2.63%
Allowance coverage of net charge-offs (annualized)	1.91	1.85	0.88	25.50
Ending total loans, gross	$783,306	$23,189,591	$1,049,007	$3,884
Average loans in repayment(1)	$617,406	$16,359,538	$1,102,953	$2,373
Ending loans in repayment(1)	$617,646	$16,787,670	$1,049,007	$3,884

____________

(1) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Loan Losses
	Quarter Ended December 31, 2018
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Total
Allowance for Loan Losses
Beginning balance	$1,080	$274,684	$53,210	$328,974
Total provision	238	38,671	18,336	57,245
Net charge-offs:
Charge-offs	(341)	(40,849)	(9,878)	(51,068)
Recoveries	—	5,437	533	5,970
Net charge-offs	(341)	(35,412)	(9,345)	(45,098)
Ending Balance	$977	$277,943	$62,201	$341,121
Allowance:
Ending balance: individually evaluated for impairment	$—	$120,110	$—	$120,110
Ending balance: collectively evaluated for impairment	$977	$157,833	$62,201	$221,011
Loans:
Ending balance: individually evaluated for impairment	$—	$1,257,856	$—	$1,257,856
Ending balance: collectively evaluated for impairment	$846,487	$19,246,609	$1,190,091	$21,283,187
Net charge-offs as a percentage of average loans in repayment (annualized)(1)	0.21%	1.00%	3.21%
Allowance as a percentage of the ending total loan balance	0.12%	1.36%	5.23%
Allowance as a percentage of the ending loans in repayment(1)	0.15%	1.90%	5.23%
Allowance coverage of net charge-offs (annualized)	0.72	1.96	1.66
Ending total loans, gross	$846,487	$20,504,465	$1,190,091
Average loans in repayment(1)	$665,151	$14,166,945	$1,163,782
Ending loans in repayment(1)	$665,807	$14,666,856	$1,190,091

____________

(1) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Loan Losses
	Year Ended December 31, 2019
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Credit Cards	Total
Allowance for Loan Losses
Beginning balance	$977	$277,943	$62,201	$—	$341,121
Total provision	1,478	279,570	72,783	103	353,934
Net charge-offs:
Charge-offs	(822)	(208,978)	(74,313)	(1)	(284,114)
Recoveries	—	25,765	5,206	—	30,971
Net charge-offs	(822)	(183,213)	(69,107)	(1)	(253,143)
Ending Balance	$1,633	$374,300	$65,877	$102	$441,912
Allowance:
Ending balance: individually evaluated for impairment	$—	$186,697	$—	$—	$186,697
Ending balance: collectively evaluated for impairment	$1,633	$187,603	$65,877	$102	$255,215
Loans:
Ending balance: individually evaluated for impairment	$—	$1,581,966	$—	$—	$1,581,966
Ending balance: collectively evaluated for impairment	$783,306	$21,607,625	$1,049,007	$3,884	$23,443,822
Net charge-offs as a percentage of average loans in repayment(1)	0.13%	1.17%	6.07%	0.13%
Allowance as a percentage of the ending total loan balance	0.21%	1.61%	6.28%	2.63%
Allowance as a percentage of the ending loans in repayment(1)	0.26%	2.23%	6.28%	2.63%
Allowance coverage of net charge-offs	1.99	2.04	0.95	102.00
Ending total loans, gross	$783,306	$23,189,591	$1,049,007	$3,884
Average loans in repayment(1)	$631,029	$15,605,927	$1,138,887	$786
Ending loans in repayment(1)	$617,646	$16,787,670	$1,049,007	$3,884

____________

(1) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Allowance for Loan Losses
	Year Ended December 31, 2018
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Total
Allowance for Loan Losses
Beginning balance	$1,132	$243,715	$6,628	$251,475
Total provision	980	169,287	74,317	244,584
Net charge-offs:
Charge-offs	(1,135)	(154,701)	(19,690)	(175,526)
Recoveries	—	20,858	946	21,804
Net charge-offs	(1,135)	(133,843)	(18,744)	(153,722)
Loan sales(1)	—	(1,216)	—	(1,216)
Ending Balance	$977	$277,943	$62,201	$341,121
Allowance:
Ending balance: individually evaluated for impairment	$—	$120,110	$—	$120,110
Ending balance: collectively evaluated for impairment	$977	$157,833	$62,201	$221,011
Loans:
Ending balance: individually evaluated for impairment	$—	$1,257,856	$—	$1,257,856
Ending balance: collectively evaluated for impairment	$846,487	$19,246,609	$1,190,091	$21,283,187
Net charge-offs as a percentage of average loans in repayment(2)	0.16%	1.01%	2.11%
Allowance as a percentage of the ending total loan balance	0.12%	1.36%	5.23%
Allowance as a percentage of the ending loans in repayment(2)	0.15%	1.90%	5.23%
Allowance coverage of net charge-offs	0.86	2.08	3.32
Ending total loans, gross	$846,487	$20,504,465	$1,190,091
Average loans in repayment(2)	$691,406	$13,303,801	$889,348
Ending loans in repayment(2)	$665,807	$14,666,856	$1,190,091
________

(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Private Education Loan Key Credit Quality Indicators

	Private Education Loans
	Credit Quality Indicators
	December 31, 2019		December 31, 2018
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$20,709,636	89%	$18,378,398	90%
Without cosigner	2,479,955	11	2,126,067	10
Total	$23,189,591	100%	$20,504,465	100%

FICO at Original Approval(2):
Less than 670	$1,665,589	7%	$1,409,789	7%
670-699	3,570,025	16	3,106,983	15
700-749	7,670,748	33	6,759,721	33
Greater than or equal to 750	10,283,229	44	9,227,972	45
Total	$23,189,591	100%	$20,504,465	100%

FICO-Refreshed(2)(3):
Less than 670	$2,979,437	13%	$2,416,979	12%
670-699	2,883,122	13	2,504,467	12
700-749	6,806,602	29	6,144,489	30
Greater than or equal to 750	10,520,430	45	9,438,530	46
Total	$23,189,591	100%	$20,504,465	100%

Seasoning(4):
1-12 payments	$5,351,702	23%	$4,969,334	24%
13-24 payments	4,004,151	17	3,481,235	17
25-36 payments	2,902,365	12	2,741,954	13
37-48 payments	2,213,944	10	1,990,049	10
More than 48 payments	3,030,024	13	2,061,448	10
Not yet in repayment	5,687,405	25	5,260,445	26
Total	$23,189,591	100%	$20,504,465	100%
______

(1)	Balance represents gross Private Education Loans.

(2)	Represents the higher credit score of the cosigner or the borrower.

(3)	Represents the FICO score updated as of the fourth-quarter 2019.

(4)	Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Personal Loan Key Credit Quality Indicators

	Personal Loans
	Credit Quality Indicators
	December 31, 2019		December 31, 2018
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

FICO at Original Approval:
Less than 670	$47,367	4%	$77,702	7%
670-699	259,098	25	339,053	28
700-749	521,856	50	554,700	47
Greater than or equal to 750	220,686	21	218,636	18
Total	$1,049,007	100%	$1,190,091	100%

Seasoning(2):
0-12 payments	$469,940	45%	$1,008,758	85%
13-24 payments	505,318	48	181,333	15
25-36 payments	73,749	7	—	—
37-48 payments	—	—	—	—
More than 48 payments	—	—	—	—
Total	$1,049,007	100%	$1,190,091	100%
______

(1)	Balance represents gross Personal Loans.

(2)	Number of months in active repayment for which a scheduled payment was due.

Private Education Loan Delinquencies

 The following table provides information regarding the loan status of our Private Education Loans. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Private Education Loans
	December 31,		December 31,
	2019		2018
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$5,687,405		$5,260,445
Loans in forbearance(2)	714,516		577,164
Loans in repayment and percentage of each status:
Loans current	16,315,651	97.2%	14,289,705	97.4%
Loans delinquent 31-60 days(3)	288,051	1.7	231,216	1.6
Loans delinquent 61-90 days(3)	121,302	0.7	95,105	0.7
Loans delinquent greater than 90 days(3)	62,666	0.4	50,830	0.3
Total Private Education Loans in repayment	16,787,670	100.0%	14,666,856	100.0%
Total Private Education Loans, gross	23,189,591		20,504,465
Private Education Loans deferred origination costs and unamortized premium/(discount)	81,224		68,321
Total Private Education Loans	23,270,815		20,572,786
Private Education Loans allowance for losses	(374,300)		(277,943)
Private Education Loans, net	$22,896,515		$20,294,843
Percentage of Private Education Loans in repayment		72.4%		71.5%
Delinquencies as a percentage of Private Education Loans in repayment		2.8%		2.6%
Loans in forbearance as a percentage of Private Education Loans in repayment and forbearance		4.1%		3.8%
_______

(1)
Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).

(2)
Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Personal Loan Delinquencies

The following table provides information regarding the loan status of our Personal Loans.

	Personal Loans
	December 31,		December 31,
	2019		2018
(Dollars in thousands)	Balance	%	Balance	%
Loans in repayment and percentage of each status:
Loans current	$1,023,517	97.6%	$1,172,776	98.5%
Loans delinquent 31-60 days(1)	9,435	0.9	6,722	0.6
Loans delinquent 61-90 days(1)	7,172	0.7	5,416	0.5
Loans delinquent greater than 90 days(1)	8,883	0.8	5,177	0.4
Total Personal Loans in repayment	1,049,007	100.0%	1,190,091	100.0%
Total Personal Loans, gross	1,049,007		1,190,091
Personal Loans deferred origination costs and unamortized premium/(discount)	513		297
Total Personal Loans	1,049,520		1,190,388
Personal Loans allowance for losses	(65,877)		(62,201)
Personal Loans, net	$983,643		$1,128,187
Delinquencies as a percentage of Personal Loans in repayment		2.4%		1.5%
_______

(1)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loan Portfolio
Ending Loan Balances, net

	December 31, 2019
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Portfolio
Total loan portfolio:
In-school(1)	$4,288,239	$81	$—	$—	$4,288,320
Grace, repayment and other(2)	18,901,352	783,225	1,049,007	3,884	20,737,468
Total, gross	23,189,591	783,306	1,049,007	3,884	25,025,788
Deferred origination costs and unamortized premium/(discount)	81,224	2,143	513	36	83,916
Allowance for loan losses	(374,300)	(1,633)	(65,877)	(102)	(441,912)
Total loan portfolio, net	$22,896,515	$783,816	$983,643	$3,818	$24,667,792

% of total	93%	3%	4%	—%	100%
_______

(1) Loans for customers still attending school and who are not yet required to make payments on the loans.
(2) Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	December 31, 2018
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Total loan portfolio:
In-school(1)	$4,037,125	$163	$—	$4,037,288
Grace, repayment and other(2)	16,467,340	846,324	1,190,091	18,503,755
Total, gross	20,504,465	846,487	1,190,091	22,541,043
Deferred origination costs and unamortized premium/(discount)	68,321	2,379	297	70,997
Allowance for loan losses	(277,943)	(977)	(62,201)	(341,121)
Total loan portfolio, net	$20,294,843	$847,889	$1,128,187	$22,270,919

% of total	91%	4%	5%	100%
 _______

(1) Loans for customers still attending school and who are not yet required to make payments on the loans.
(2) Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Average Loan Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2019		2018		2019		2018
Private Education Loans	$23,202,502	93%	$20,391,032	91%	$22,225,473	92%	$19,282,500	92%
FFELP Loans	791,430	3	858,903	4	814,198	3	888,301	4
Personal Loans	1,108,960	4	1,165,432	5	1,141,503	5	900,152	4
Total portfolio	$25,102,892	100%	$22,415,367	100%	$24,181,174	100%	$21,070,953	100%

Loan Activity

	Quarter Ended December 31, 2019
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Portfolio
Beginning balance	$22,855,728	$798,682	$1,062,254	$1,143	$24,717,807
Acquisitions and originations:
Fixed-rate	449,271	—	73,601	—	522,872
Variable-rate	273,315	—	—	4,407	277,722
Total acquisitions and originations	722,586	—	73,601	4,407	800,594
Capitalized interest and deferred origination cost premium amortization	352,034	6,832	(102)	—	358,764
Sales	—	—	—	—	—
Loan consolidations to third-parties	(466,152)	(5,519)	—	—	(471,671)
Allowance	(31,756)	56	4,296	(102)	(27,506)
Repayments and other	(535,925)	(16,235)	(156,406)	(1,630)	(710,196)
Ending balance	$22,896,515	$783,816	$983,643	$3,818	$24,667,792

	Quarter Ended December 31, 2018
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Beginning balance	$20,030,806	$868,138	$1,079,959	$21,978,903
Acquisitions and originations:
Fixed-rate	479,469	—	184,752	664,221
Variable-rate	258,951	—	—	258,951
Total acquisitions and originations	738,420	—	184,752	923,172
Capitalized interest and deferred origination cost premium amortization	302,969	7,767	(55)	310,681
Sales	—	—	—	—
Loan consolidations to third-parties	(317,513)	(6,264)	—	(323,777)
Allowance	(3,259)	103	(8,991)	(12,147)
Repayments and other	(456,580)	(21,855)	(127,478)	(605,913)
Ending balance	$20,294,843	$847,889	$1,128,187	$22,270,919

	Year Ended December 31, 2019
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Credit Cards	Total Portfolio
Beginning balance	$20,294,843	$847,889	$1,128,187	$—	$22,270,919
Acquisitions and originations:
Fixed-rate	3,784,860	—	480,398	—	4,265,258
Variable-rate	1,866,914	—	—	5,933	1,872,847
Total acquisitions and originations	5,651,774	—	480,398	5,933	6,138,105
Capitalized interest and deferred origination cost premium amortization	722,153	28,258	(323)	—	750,088
Sales	—	—	—	—	—
Loan consolidations to third-parties	(1,512,279)	(27,461)	—	—	(1,539,740)
Allowance	(96,357)	(656)	(3,676)	(102)	(100,791)
Repayments and other	(2,163,619)	(64,214)	(620,943)	(2,013)	(2,850,789)
Ending balance	$22,896,515	$783,816	$983,643	$3,818	$24,667,792

	Year Ended December 31, 2018
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Beginning balance	$17,244,830	$929,159	$393,652	$18,567,641
Acquisitions and originations:
Fixed-rate	3,082,544	—	1,157,875	4,240,419
Variable-rate	2,252,948	—	—	2,252,948
Total acquisitions and originations	5,335,492	—	1,157,875	6,493,367
Capitalized interest and deferred origination cost premium amortization	597,997	31,093	(71)	629,019
Sales	(43,988)	—	—	(43,988)
Loan consolidations to third-parties	(991,044)	(30,076)	—	(1,021,120)
Allowance	(34,228)	155	(55,573)	(89,646)
Repayments and other	(1,814,216)	(82,442)	(367,696)	(2,264,354)
Ending balance	$20,294,843	$847,889	$1,128,187	$22,270,919

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

	Quarters Ended December 31,
(Dollars in thousands)	2019	%	2018	%
Smart Option - interest only(1)	$158,611	22%	$155,471	21%
Smart Option - fixed pay(1)	193,667	27	195,438	27
Smart Option - deferred(1)	244,555	34	258,087	35
Smart Option - principal and interest	1,325	—	1,618	—
Graduate Loan	106,233	15	107,903	15
Parent Loan	12,180	2	14,960	2
Total Private Education Loan originations	$716,571	100%	$733,477	100%

Percentage of loans with a cosigner	83.2%		85.2%
Average FICO at approval(2)	745		746

	Years Ended December 31,
(Dollars in thousands)	2019	%	2018	%
Smart Option - interest only(1)	$1,234,246	22%	$1,164,229	22%
Smart Option - fixed pay(1)	1,560,496	28	1,410,124	27
Smart Option - deferred(1)	2,082,147	37	2,017,927	38
Smart Option - principal and interest	9,806	—	8,450	—
Graduate Loan	622,181	11	609,742	11
Parent Loan	115,910	2	104,771	2
Total Private Education Loan originations	$5,624,786	100%	$5,315,243	100%

Percentage of loans with a cosigner	86.6%		87.2%
Average FICO at approval(2)	746		746

_______

(1)	Interest only, fixed pay and deferred describe the payment option while in school or in grace period.

(2)	Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest bearing deposits are summarized as follows:

	December 31, 2019		December 31, 2018
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$9,616,547	2.04%	$8,687,766	2.46%
Savings	718,616	1.71	702,342	2.00
Certificates of deposit	13,947,743	2.44	9,551,974	2.74
Deposits - interest bearing	$24,282,906		$18,942,082
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(1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

Salle Mae Bank’s required and actual regulatory capital amounts and ratios under U.S. Basel III are shown in the following table.

	Actual			U.S. Basel III Regulatory Requirements(1)
(Dollars in thousands)	Amount	Ratio		Amount		Ratio
As of December 31, 2019:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,264,309	12.2%		$1,876,050	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,264,309	12.2%		$2,278,060	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,600,668	13.4%		$2,814,074	>	10.5%
Tier 1 Capital (to Average Assets)	$3,264,309	10.2%	(2)	$1,282,642	>	4.0%

As of December 31, 2018:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,896,091	12.1%		$1,528,209	>	6.375%
Tier 1 Capital (to Risk-Weighted Assets)	$2,896,091	12.1%		$1,887,787	>	7.875%
Total Capital (to Risk-Weighted Assets)	$3,196,279	13.3%		$2,367,226	>	9.875%
Tier 1 Capital (to Average Assets)	$2,896,091	11.1%		$1,039,226	>	4.0%
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(1)	Required risk-based capital ratios include the capital conservation buffer.

(2)	The Bank’s Tier 1 leverage ratio exceeds the 5 percent well-capitalized standard for the Tier 1 leverage ratio under the prompt corrective action framework.